BRITISH
COLUMBIA

Number: BC0649186

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that NEUROKINE PHARMACEUTICALS INC. changed its name to PIVOT PHARMACEUTICALS INC. on April 7, 2015 at 10:23 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On April 7, 2015

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE

BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time: **April 7, 2015 10:23 AM Pacific Time**

Alteration Date and Time: **Notice of Articles Altered on April 7, 2015 10:23 AM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:
BC0649186

Name of Company:
NEUROKINE PHARMACEUTICALS INC.

Name Reservation Number:
NR1849764

Name Reserved:
PIVOT PHARMACEUTICALS INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:
NEUROKINE PHARMACEUTICALS INC.

To:
PIVOT PHARMACEUTICALS INC.